UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2024

ENERGY RECOVERY, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34112	01-0616867
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1717 Doolittle Drive, San Leandro, California 94577
(Address of Principal Executive Offices) (Zip Code)

(510) 483-7370
(Registrant’s telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	ERII	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure and Compensatory Arrangement of Chief Financial Officer
As previously announced, Mr. Joshua Ballard resigned from his position as Energy Recovery, Inc.’s (the “Company”) Chief Financial Officer, effective June 30, 2024. Mr. Ballard’s decision to resign from the Company was not related to any disagreement with the Company's management on any matter related to the Company's operations, policies or practices.
On June 28, 2024, the Company entered into a General Release with Mr. Ballard, pursuant to which the Company has agreed to:
(1)pay Mr. Ballard a lump sum amount of $400,000; and
(2)allow Mr. Ballard, through June 30, 2026, to exercise his options that were vested on or prior to June 30, 2024.
The Company agreed to these benefits in consideration for Mr. Ballard agreeing to (i) remain in the CFO position through June 30, 2024, (ii) release all known and unknown claims against the Company relating to his employment, and (iii) comply with certain customary restrictive covenants.
The foregoing description of the General Release does not purport to be complete and is qualified in its entirety by reference to the General Release, which is attached hereto as Exhibit 10.1, and is incorporated herein by reference into, this Item 5.02.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits

Exhibit Number	Description
10.1	General Release, dated as of June 28, 2024, by and between Energy Recovery, Inc. and Joshua Ballard.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy Recovery, Inc.

Date:	July 2, 2024	By:	/s/ William Yeung
William Yeung
Chief Legal Officer